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                                                                    Exhibit 10.2

                         TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT ("Agreement"), dated as of ________,
                                          ---------
2001, by and between USX Corporation, a Delaware corporation, to be renamed "Marathon Oil Corporation" ("USX"), and United States Steel LLC, a Delaware
                             ---
limited liability company and wholly owned subsidiary of USX, to be renamed "United States Steel Corporation" ("SteelCo").
                                    -------

                              W I T N E S S E T H:

     WHEREAS, this Agreement is made pursuant to and as a condition of the Agreement and Plan of Reorganization, dated as of July 31, 2001 ("Separation
                                                                  ----------
Agreement"), by and between USX and SteelCo, pursuant to which the respective
---------
businesses of the Marathon Group of USX and the U.S. Steel Group of USX are being separated into two independent companies by merging USX Merger Corporation, a Delaware corporation and a wholly owned subsidiary of USX ("Merger Sub"), with and into USX, subject to the terms and conditions thereof,
  ----------
and pursuant to Section 251 of the DGCL (the "Separation Merger"), with USX
                                              -----------------
continuing as the surviving corporation, so that immediately following the Separation Effective Time, SteelCo shall own and operate the business of the U.S. Steel Group and shall be wholly owned by the holders of the then outstanding shares of USX-U.S. Steel Group Common Stock, and the business of the Marathon Group shall be owned and operated by USX, which shall be a separate and independent entity from SteelCo and shall be wholly owned by the holders of the then outstanding shares of USX-Marathon Group Common Stock (the "Separation");
                                                                 ----------

     WHEREAS, prior to the Separation, USX personnel at the Pittsburgh, Pennsylvania corporate headquarters of USX have provided accounting, audit, corporate finance, government affairs, investor relations, legal, stock transfer, strategic planning, public affairs and tax services, and Marathon Oil Company provided leasing services to USX (the "Corporate Services") that
                                               ------------------
primarily relate to corporate-wide matters and for which the costs are allocated between the Marathon Group and the U.S. Steel Group;

     WHEREAS, effective upon the Separation Effective Time, each of USX and SteelCo will be responsible for its own needs in the area of Corporate Services, and USX corporate personnel may be assigned to, and may be employed by, either USX or SteelCo or their respective subsidiaries;

     WHEREAS, in the event that USX or SteelCo is unable to initially service its own needs with respect to any Corporate Services, the other company will provide such Corporate Services to the other in accordance with the terms hereof, if able to do so;

     WHEREAS, USX's Pittsburgh headquarters has relied on employees of the U.S. Steel Group and the Marathon Group for many of its computer applications and information technology support (the "Computer Services"), and USX and SteelCo
                                     -----------------
shall
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continue providing Computer Services to USX headquarters or the other party hereto on the terms and subject to the conditions contained herein; and

     WHEREAS, the parties further desire to address the status of certain Transition Employees that will provide temporary services to USX after the Separation Effective Date.

     NOW, THEREFORE, in furtherance of the foregoing and in consideration of the mutual promises and undertakings contained herein and in any other document executed in connection with this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1 General. Unless otherwise defined herein, capitalized
                      -------
terms used herein shall have their respective meanings as defined in the Separation Agreement. For purposes hereof, "USX Corporate Employees" shall mean all persons employed by USX at or near the Separation Effective Time who are designated in the payroll records of USX as employees of USX headquarters.

          Section 1.2  Other Definitional Provisions.
                       -----------------------------

               (a) The words "hereof", "herein", "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

               (c) The terms "dollars" and "$" shall mean United States dollars.


                                   ARTICLE II

                            SERVICES TO BE PROVIDED

          Section 2.1 Corporate Services and Costs. In the event USX or SteelCo
                      ----------------------------
or their respective subsidiaries is unable to service its needs in any of the Corporate Services, such party may request that the other party provide such Corporate Services as are specified in a written request, on the terms and subject to the conditions contained herein. The party to whom the request for Corporate Services has been made shall provide such Corporate Services on the conditions that (i) it determines (in its sole discretion) that it is able to perform such Corporate Services, (and it shall notify the requesting party within ten business days of the date of the written request as to whether or not it is able to perform such Corporate Services) and (ii) the party receiving such

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Corporate Services agrees to reimburse the supplying party for all Costs incurred in providing such Corporate Services. For purposes herein, "Costs" shall mean all direct, fixed and variable, costs without allocation of overhead. The party supplying Corporate Services shall provide such Corporate Services on terms which are similar in nature, volume and scope to those Corporate Services which were provided to the requesting party immediately prior to the Separation Effective Time, unless otherwise mutually agreed upon by the parties hereto.

          Section 2.2  Computer Services and Costs.  To the extent that USX or
                       ---------------------------
SteelCo or their respective subsidiaries provides Computer Services to USX headquarters or the other party hereto immediately prior to the Separation, upon the written request of the recipient party to receive such Computer Services on the terms and subject to the conditions contained herein, such party supplying the Computer Services shall continue to provide the Computer Services to the receiving party on the same basis that such services were performed immediately prior to the Separation. The party to whom the request for Computer Services has been made shall provide such Computer Services on the conditions that (i) it determines (in its sole discretion) that it is able to perform such Computer Services (and it shall notify the requesting party within ten business days of the date of the written request whether or not it is able to perform such Computer Services), and (ii) the party receiving such Computer Services agrees to reimburse the supplying party for all Costs incurred in providing such Computer Services.

          Section 2.3  Third-Party Services and Costs.  In the event any of the
                       ------------------------------
Corporate Services or Computer Services have heretofore been provided by a third party, the sole obligation of USX or SteelCo, as the case may be in supplying such Corporate Services or Computer Services under this Agreement, shall be to continue to provide the other party access to the services, as delivered to it by the third party, to the extent practicable. In addition, each of USX and SteelCo reserves the right to enter into new subcontract relationships in connection with any Corporate Service or Computer Service provided hereunder. USX or SteelCo, as the case may be, shall not otherwise be liable to the other party in any way with respect to services provided by a third party. Any party receiving such third party services shall reimburse the other party or pay the third party directly for the cost of such services.

                                  ARTICLE III

                                EMPLOYEE MATTERS

          Section 3.1 Assignment of USX Corporate Personnel. Effective on or
                      -------------------------------------
before the Separation Effective Time and in accordance with Section 8.2 of the Separation Agreement, USX Corporate Employees may be assigned to, and may be employed by, either USX or SteelCo or their respective subsidiaries on the basis of whether after the Separation Effective Time they will perform services for USX or its subsidiaries or SteelCo or its subsidiaries. USX Corporate Employees expected to perform services for USX or its subsidiaries will be assigned to and employed by USX or

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its subsidiaries; USX Corporate Employees expected to perform services for
SteelCo or its subsidiaries will be assigned to and employed by SteelCo or its subsidiaries.

          Section 3.2 Exception for Transition Employees. In the event that a
                      ----------------------------------
USX Corporate Employee is not expected to continue to perform services for a period in excess of one (1) calendar year after the Separation Effective Time for either SteelCo or USX or their respective subsidiaries ("Transition Employee"), such Transition Employee will be assigned to and employed by SteelCo for any period of time such Transition Employee performs services for either SteelCo or USX or their respective subsidiaries after the Separation Effective Time. USX Corporate Employees subject to this exception shall be identified on a schedule and agreed to by the parties prior to the Separation Effective Time. Services provided by a Transition Employee shall be subject to the terms and conditions set forth in this Agreement.

                                   ARTICLE IV

                                    RELEASE

          Section 4.l  USX's Agreement to Release.  USX unconditionally releases
                       --------------------------
SteelCo and its directors, officers, employees, Representatives, advisors, agents and Affiliates (collectively, the "U.S. Steel Released Parties") from,
                                          ---------------------------
against and in respect of any and all Actions arising out of, relating to or resulting from, directly or indirectly, the adequacy, timeliness or other quality of the Corporate Services, Computer Services, or services from a Transition Employee provided by or through SteelCo (other than as a direct result of the gross negligence or willful misconduct of SteelCo).

          Section 4.2  SteelCo's Agreement to Release.  SteelCo unconditionally
                       ------------------------------
releases USX and its directors, officers, employees, Representatives, advisors, agents and Affiliates (collectively, the "USX Released Parties") from, against
                                          --------------------
and in respect of any and all Actions arising out of, relating to or resulting from, directly or indirectly, the adequacy, timeliness or other quality of the Corporate Services or Computer Services provided by or through USX (other than as a direct result of the gross negligence or willful misconduct of USX).

                                   ARTICLE V

                                    LICENSE

          Section 5.1 Grant of License to SteelCo. USX grants to SteelCo and its
                      ---------------------------
subsidiaries a fully paid, worldwide, nonexclusive license for their internal use only and not as a service bureau, without the right to sublicense or assign, in all computer programs, software, source code, and know-how (whether patented, trademarked, copyrighted or not) owned or licensed (to the extent permitted by the terms of such license) by USX or its subsidiaries and utilized in providing Corporate Services and Computer Services to SteelCo under the terms of this Agreement or to the U.S. Steel Group immediately prior to the date hereof.

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          Section 5.2  Grant of License to USX.  SteelCo grants to USX and its
                       -----------------------
subsidiaries a fully paid, worldwide, nonexclusive license for their internal use only and not as a service bureau, without the right to sublicense or assign, in all computer programs, software, source code, and know-how (whether patented, trademarked, copyrighted or not) owned or licensed (to the extent permitted by the terms of such license) by SteelCo or its subsidiaries and utilized in providing Corporate Services and Computer Services to USX under the terms of this Agreement or the Marathon Group immediately prior to the date hereof.

          Section 5.3 Disclaimer. With respect to the grant of licenses in this
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Article V, no party makes any representation or warranty whatsoever including, without limitation, suitability, ownership, usefulness, non-infringement or existence.

                                   ARTICLE VI

                               TERM AND AMENDMENT

          Section 6.1 Term. The term of this Agreement shall commence on the
                      ----
date set forth above and shall remain in force until the first anniversary of the date hereof, unless earlier terminated by the mutual agreement of the parties. Either party shall have the right to terminate this Agreement in the event of a material breach by the other party upon thirty (30) days' prior written notice, but only if such breach is not cured prior to expiration of such thirty (30) day period. In addition, the party requesting any Corporate Services, Computer Services, or the services of a Transition Employee hereunder shall have the right to terminate this Agreement with respect to any such Corporate Service, Computer Service, or service from a Transition Employee by providing the supplying party with thirty (30) days prior written notice of termination.

          Section 6.2  Amendment.  This Agreement may be amended, modified or
                       ---------
supplemented at any time and shall be evidenced by a written agreement signed by all of the parties hereto.

                                  ARTICLE VII

                              BILLING AND PAYMENT

          Section 7.1 Timing and Payments. On or before the 20th day of each
                      -------------------
month, the party supplying any Corporate Services, Computer Services, or services from a Transition Employee hereunder (collectively, the "Services") shall invoice the receiving party for all costs incurred in providing Services including third party invoices received, in the preceding calendar month. Within thirty (30) days of the date of each invoice relating to Services provided hereunder, the receiving party shall pay the supplying party the amount due by check or wire transfer. All amounts not paid within such thirty (30) days shall bear interest at the rate of twelve percent (12%) per annum (the "Interest Rate"). Interest shall be due on any amount which the receiving party is otherwise

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disputing if such charge is ultimately determined to be applicable, but no interest shall apply as to any disputed amounts ultimately determined in the receiving party's favor.

          Section 7.2 Additional Information. If either party believes that
                      ----------------------
there has been an error in an amount invoiced or paid or the timing of any payment hereunder, then such party shall notify the other party of such alleged error and shall provide written evidence of the error as is available at the time of such notice. Each party shall provide the other with sufficient records relating to the matter so as to permit the parties to attempt to resolve the inconsistency. Following the determination of whether an error occurred, any improper charge or invoice, overpayment or underpayment found shall be remedied, with interest at the Interest Rate in case of an overpayment or underpayment by the party that benefited from such error. Notwithstanding the foregoing, neither party may question the accuracy, correctness, timing or amount of any payment under this Agreement unless it notifies the other party of its disagreement within the ninety (90) days immediately following the date such payment was due. Upon request of the receiving party, the supplying party shall provide commercially reasonable support for all charges and expenses invoiced.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.1 Dispute Resolution. Any dispute between the parties shall
                      ------------------
be subject to the Dispute Resolution procedure set forth in Section 15.2 of the Separation Agreement.

          Section 8.2 Expenses. Unless otherwise provided herein, all out-of-
                      --------
pocket costs and expenses with respect to the transactions contemplated in this Agreement shall be borne by the party incurring such costs and expenses.

          Section 8.3 Records. Each party shall have access to Information in
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the possession of the other party relating to activities prior to the Separation and such Information shall be subject to the confidentiality provisions of
Section 11.4 of the Separation Agreement. Upon the request of the party seeking such access, the other party shall make any such Information available or make copies for the requesting party without charge.

          Section 8.4 Governing Law. This Agreement shall be governed by, and
                      -------------
construed in accordance with, the laws of Delaware, without reference to choice of law principles, including matters of construction, validity and performance.

          Section 8.5 Notices. Notices, requests, permissions, waivers,
                      -------
referrals and all other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation or limited liability company, the signature shall be by an officer thereof) and delivered by hand or by telecopy or on the date of receipt indicated on the return receipt

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if mailed (registered or certified, return receipt requested, properly addressed and postage prepaid).

                    If to SteelCo, to:

                         United States Steel LLC
                         600 Grant Street
                         Suite 6100
                         Pittsburgh, PA 15219-4776
                         Attention: General Counsel
                         Facsimile: 412-433-1131

                    If to USX, to:

                         Marathon Oil Corporation
                         5555 San Felipe Road
                         Houston, TX  77056-2723
                         Attention: General Counsel
                         Facsimile: 713-296-4375

Such names and addresses may be changed by notice given in accordance with this
Section 8.5. Copies of all notices, requests, permissions, waivers, referrals and all other communications hereunder given prior to the Separation Effective Time shall be given to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         4 Times Square
                         New York, NY 10036-6522
                         Attention: Roger S. Aaron, Esquire
                         Facsimile: (212) 735-2000

          Section 8.6  Third-Party Beneficiaries.  Nothing in this Agreement
                       -------------------------
shall confer any rights upon any Person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

          Section 8.7  Entire Agreement. This Agreement contains the entire
                       ----------------
understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

          Section 8.8  Headings. The article, section and paragraph headings
                       --------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles" or "Sections" shall be deemed to be references to Articles or Sections hereof unless otherwise indicated.

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          Section 8.9   Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

          Section 8.10  Parties in Interest; Assignment; Successors.  Neither
                        -------------------------------------------
this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon SteelCo and USX and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

          Section 8.11  Severability; Enforcement. The invalidity of any portion
                        -------------------------
hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          Section 8.12  Remedies. The parties agree that money damages or other
                        --------
remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                    USX CORPORATION

                                    By: __________________________

                                    Name: _______________________

                                    Title: ________________________

                                    UNITED STATES STEEL LLC

                                    By: __________________________

                                    Name: _______________________

                                    Title: ________________________

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